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                                                            EXHIBIT 21.1



  MICROGRAFX, INC.

  SUBSIDARIES OF REGISTRANT



  Information is set forth below concerning all subsidiaries of the Company as of June 30, 1997:



Name of Subsidiary                       Incorporation      Company
------------------------------------  --------------------  --------
 Micrografx France, SARL              France                    100%
 Micrografx Deutschland GmBH          Germany                   100%
 Micrografx Japan. K.K.               Japan                     100%
 Micrografx B.V.                      The Netherlands           100%
 Micrografx Technology N.V.           Netherlands Antilles      100%
 Micrografx, Ltd.                     United Kingdom            100%
 Micrografx Australia Pty. Limited    Australia                 100%
 Micrografx Italia S.r.l.             Italy                     100%
 Visual Acquisition, Inc.             Delaware                  100%
 AdvanEdge Acquisition, Inc.          Delaware                  100%